Exhibit 4.2

NEITHER THIS NOTE NOR THE SECURITIES THAT MAY BE ISSUED BY THE BORROWER UPON CONVERSION HEREOF (COLLECTIVELY, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED:
(i) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR APPLICABLE STATE SECURITIES LAWS; OR (ii) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (iii) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

                          22% AMENDED CONVERTIBLE NOTE

                      Maturity date of [__________________]

$50,000.00                                [______________] (the "Issuance Date")

                      July 25, 2014 (the "Amendment Date")

This FIRST AMENDMENT TO THE CONVERTIBLE NOTE DATED [__________], 2014 (the "Amendment") is dated effective as of the 25TH day of July, 2014, by and between Red Giant Entertainment Inc., a Nevada corporation (the "Company") and JSJ Investments, Inc., an accredited investor and Texas Corporation (the "Holder").

WHEREAS, the Company and the Holder desire to amend the Convertible Note dated [___________], 2014 (the "Original Note");

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

     1. The Interest Rate shall be adjusted from the rate of Twelve Percent (12%) per annum from the Issue Date stipulated in the Original Note to the rate of Twenty-Two Percent (22%) per annum from the Issue Date of the Original Note.

     2. The Default Interest rate shall be adjusted from the rate of Twelve Percent (12%) per annum from the Maturity Date stipulated in the Original Note to the rate of Twenty-Two Percent (22%) per annum from the Maturity Date of the Original Note.

Effect on Original Note. Except as expressly amended by this Amendment, all of the terms and provisions of the Original Note shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

Waiver. This Amendment shall not be deemed or construed in any manner as a waiver by the Holder of any claims, defaults, events of default, breaches or misrepresentations by the Borrowers under the Original Note, or any of Holder's rights or remedies in connection therewith.

[SUBSTANCE OF ORIGINAL NOTE TO FOLLOW AFTER SIGNATURES]


----------------------------------            ----------------------------------
July 25, 2014                                 Date:
Sameer Hirji, President                       Benny Powell, CEO
JSJ Investments, Inc.                         Red Giant Entertainment Inc.

     FOR VALUE RECEIVED, Red Giant Entertainment, Inc., a Nevada Corporation (the "Company") doing business in Clermont, FL hereby promises to pay to the order of JSJ Investments Inc., an accredited investor and Texas Corporation, or its assigns (the "Holder") the principal amount of [________] Dollars ($[_________]), on demand of the Holder (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of Twelve Percent (12%) per annum (the "Interest Rate") from the date hereof (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise; PROVIDED, that any amount of principal or interest on this Note which is not paid when due shall bear interest at such rate on the unpaid principal balance hereof plus the Default Amount (as defined in Article 7, INFRA) from the due date thereof until the same is paid in full. Interest shall commence accruing on the Issuance Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall accrue quarterly

     1. Payments of Principal and Interest.

     (a) Payment of Principal. Upon the Maturity Date, this note has a cash redemption premium of 150% of the principal amount only upon approval and acceptance by JSJ Investments Inc. This provision only may be exercised if the consent of the Note holder is obtained. The principal balance of this Note shall be paid to the Holder hereof on demand.

     (b) Default Interest. Any amount of principal on this Note which is not paid when due shall bear twelve percent (12%) interest per annum from the date thereof until the same is paid ("Default Interest") and the Holder, at the Holder's sole discretion, may include any accrued but unpaid Default Interest in the Conversion Amount.

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
     (c) General Payment Provisions. This Note shall be made in lawful money of the United States of America by check to such account as the Holder may from time to time designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of Texas are authorized or required by law or executive order to remain closed.

     2. Conversion of Note. At any time prior to the Maturity Date, this Note shall be convertible into shares of the Company's common stock, share (the "Common Stock"), on the terms and conditions set forth in this Paragraph 2.

     (a) Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

     (1) "Conversion Amount" means the sum of (A) the principal amount of this Note to be converted with respect to which this determination is being made, and
(B) Default Interest, if any, on unpaid interest and principal, if so included at the Holder's sole discretion.

     (2) "Conversion Price" means 45% discount to the average of the three lowest trades on the previous twenty (20) trading days to the date of Conversion, or 45% discount to the average of the three lowest trades on the previous twenty (20) trading days that would be obtained if the conversion were to be made on the date that this note was executed

     (3) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     (4) "Shares" means the Shares into which any balance on this Note may be converted upon submission of a Conversion Notice.

     (b) Holder's Conversion Right. At any time or times on or after the Issuance Date, the Holder shall be entitled to convert all of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock in accordance with the stated Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion; if such issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

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
     (c) Conversion Amount. Loan shall be converted pursuant to Rule 144(b)(1)(ii) and Rule 144(d)(1)(ii) as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, into free-trading shares at the Conversion Price.

     (d) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

     (1) Holder's Conversion Requirements. To convert this Note into shares of Common Stock on any date set forth in the Conversion Notice by the Holder (the "Conversion Date"), the Holder hereof shall transmit by email, facsimile or otherwise deliver, for receipt on or prior to 11:59 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit 2(e)(1) (the "Conversion Notice") to the Company.

     (2) Company's Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall as soon as practicable, but in no event later than one (1) Business Day after receipt of such Conversion Notice, send, via email, facsimile or overnight courier, a confirmation of receipt of such Conversion Notice to such Holder indicating that the Company will process such Conversion Notice in accordance with the terms herein. Within two (2) Business Days after the date of the Conversion Confirmation, the Company shall have issued and surrendered to FedEx for delivery the next day to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder, for the number of shares of Common Stock to which the Holder shall be entitled.

     (3) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

     (4) Timely Response by Company. Upon receipt by Company of a Conversion Notice, Company shall respond in a timely manner to Holder by provision within one business day of the Shares requested in the Conversion Notice.

     (5) Penalty for Delinquent Response. If Company fails to deliver for whatever reason (including any neglect or failure by, E.G. the Company, its counsel or the transfer agent) to Holder the Shares as requested in a Conversion Notice and within three business days of the receipt thereof, there shall accrue a penalty of Additional Shares due to Holder equal to 25% of the number stated in the Conversion Notice beginning on the Fourth business day after the date of the Notice. The Additional Shares shall be issued and the amount of the Note retired will not be reduced beyond that stated in the Conversion Notice. Each additional business day beyond the Fourth business day after the date of this Notice shall accrue an additional 25% penalty for delinquency, without any corresponding reduction in the amount due under the Note, for so long as Company fails to provide the Shares so demanded.

     3. Other Rights of Holders. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the

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
Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) Organic Change or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance reasonably satisfactory to the Holder) to deliver to Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note, and reasonably satisfactory to the Holder. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Holders of a majority of the Conversion Amount of the Notes then outstanding) to ensure that each of the Holders will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder's Note, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such Holder's Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Note). All provisions of this Note must be included to the satisfaction of Holder in any new Note created pursuant to this section.

     4. Issuance of Common Stock Equivalents. If the Company, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Note, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the "Common Stock Equivalents") and the aggregate of the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent, plus the consideration received by the Company for issuance of such Common Stock Equivalent divided by the number of shares of Common Stock issuable pursuant to such Common Stock Equivalent (the "Aggregate Per Common Share Price") shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall make the Aggregate Per Share Common Price be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each such issuance or amendment shall be adjusted as provided in the first sentence of subsection (vi) of this Section 3.5(a) on the basis that (1) the maximum number of Additional Shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalent, or (B) the date of actual issuance of such Common Stock Equivalent. No adjustment of the applicable Conversion Price shall be made under this subsection (vii) upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made to the exercise price of such warrants then in effect upon the issuance of such warrants or other rights pursuant to this subsection (vii). No adjustment shall be made to the Conversion Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Security or Common Stock Equivalent where an adjustment to the Conversion Price was made as a result of the issuance or purchase of any Convertible Security or Common Stock Equivalent.

     5. Reservation of Shares. The Company shall at all times, so long as any principal amount of the Note is outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Note, such number of shares of Common Stock as shall at all times be sufficient to effect the conversion of all of the principal amount of the Note then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than two hundred (200%) of the number of shares of Common Stock for which the principal amount of the Note are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the Holders of the Note based on the principal amount of the Notes held by each Holder at the time of issuance of the Notes or increase in the number of reserved shares, as the case may be. In the event a Holder shall sell or otherwise transfer any of such Holder's Note, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Note shall be allocated to the remaining Holders, pro rata based on the principal amount of the Note then held by such Holders.

     6. Voting Rights. Holders of this Note shall have no voting rights, except as required by law.

     7. Reissuance of Note. In the event of a conversion or redemption pursuant to this Note of less than all of the Conversion Amount represented by this Note, the Company shall promptly cause to be issued and delivered to the Holder, upon tender by the Holder of the Note converted or redeemed, a new note of like tenor representing the remaining principal amount of this Note which has not been so converted or redeemed and which is in substantially the same form as this Note, as set forth above in Section 1(e)(2).

     8. Defaults and Remedies.

     (a) Events of Default. An "Event of Default" is: (i) default for ten (10) days in payment of interest or Default Interest on this Note; (ii) default in payment of the principal amount of this Note when due; (iii) failure by the Company for thirty (30) days after notice to it to comply with any other material provision of this Note; (iv) if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or
(E) admits in writing that it is generally unable to pay its debts as the same become due; or (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (I) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for thirty (30) days. The Term "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or State Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     (b) Remedies. If an Event of Default occurs and is continuing, the Holder of this Note may declare all of this Note, including any interest and Default Interest and other amounts due, to be due and payable immediately.

     9. Vote to Change the Terms of this Note. This Note and any provision hereof may only be amended by an instrument in writing signed by the Company and holders of a majority of the aggregate Conversion Amount of the Notes then outstanding.

     10. Lost or Stolen Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Notes, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert such remaining principal amount into Common Stock.

     11. Payment of Collection, Enforcement and Other Costs. If: (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent the Holder of this Note in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note, then the Company shall pay to the Holder all reasonable attorneys' fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

     12. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

     13. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     14. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of Texas, without giving effect to provisions thereof regarding conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Texas for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     15. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to each Holder of Notes that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

     16. Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any person as the drafter hereof.

     17. Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed by its CEO, on and as of the Issuance Date.


                                      By:
                                         --------------------------------------
                                         Benny Powell
                                         President
                                         Red Giant Entertainment Inc.

                                    EXHIBIT 1
                                CONVERSION NOTICE

Reference is made to the Convertible Note issued by Red Giant Entertainment, Inc. (the "Note").

In accordance with and pursuant to the Note, the undersigned hereby elects to convert a portion (or all) of the principal balance of the Note, indicated below into shares of Common Stock (the "Common Stock"), of the Company, by tendering the Note specified below as of the date specified below.

Date of Conversion:

Principal Amount to be converted: $____________________

Please confirm the following information:

Conversion Amount:
Conversion Price:
Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the name of the Holder of the Note and to the following address:

Authorization:

                                 Holder:


                                 By:
                                    --------------------------------------------
                                    Sameer Hirji, President
                                    JSJ Investments Inc.
Accepted by:

                                 By:
                                    --------------------------------------------
                                    Benny Powell
                                    President
                                    Red Giant Entertainment Inc.

Accepted as of:



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